Exhibit 99.1

Conn’s, Inc. Reports Record Second Quarter Net Income

Diluted earnings per share of $0.52 for the quarter

Same store sales rose 18.4% over prior-year period

THE WOODLANDS, Texas--(BUSINESS WIRE)--September 5, 2013--Conn’s, Inc. (NASDAQ:CONN), a specialty retailer of home appliances, furniture, mattresses, consumer electronics and provider of consumer credit, today announced its results for the quarter ended July 31, 2013.

Significant items for the second quarter of fiscal 2014 include:

  Fiscal 2014 earnings guidance reaffirmed at $2.50 to $2.65 per diluted share;
  Net income was $19.2 million, up $7.6 million, or 65.1%, over the prior-year period;
  Earnings per diluted share increased to $0.52 from $0.35 per share a year ago on an 11.3% rise in diluted shares outstanding;
  Consolidated revenues totaled $270.7 million, an increase of 30.5% from last year;
  Retail gross margin equaled 38.3% for the quarter, expanding 420 basis points over the prior-year quarter;
  Retail segment operating income equaled $25.7 million, $13.1 million above the level reported in the prior-year period;
  Credit segment operating income was $7.5 million, down $3.1 million from the prior-year quarter; and
  Credit segment provision for bad debts on an annualized basis was 10.6% of the average outstanding portfolio this quarter.

Theodore M. Wright, the Company's Chairman and CEO, commented, “August net sales increased 51% over the prior-year period. Same store sales in August rose 31%. Phoenix market store openings have been successful with three stores now open. We plan to open four more Phoenix area locations over the next several quarters.”

Mr. Wright continued, “The performance of our credit segment for the second quarter was below our expectations due to short-term execution issues in our collection operations. Corrective actions were taken and negative delinquency trends rapidly reversed. Early stage delinquency at the end of August had declined 12% from peak levels earlier in the month. At August 31, early stage delinquency was below the levels experienced at the end of each of the past nine quarters. We expect further improvement in overall delinquency rates over the next several months. Despite the challenges in our collections operations in the second quarter, we are reaffirming our guidance for the year.”

Retail Segment Results

Revenues were $224.0 million for the quarter ended July 31, 2013, an increase of $52.1 million, or 30.3%, over the prior-year quarter. Sales in all product categories increased driven by the 18.4% increase in same store sales and new store openings. With new store openings and the remodeling of existing stores, 31 stores were operating in the Conn’s HomePlus format at July 31, 2013.

The following table presents net sales by category and changes in net sales for the current and prior-year quarter:

	Three Months Ended July 31,						Same store
	2013	% of Total	2012	% of Total	Change	% Change	% change
	(dollars in millions)
Home appliance	$63.8	28.5%	$51.9	30.3%	$11.9	23.0%	13.3%
Furniture and mattress	50.7	22.6	32.0	18.6	18.7	58.6	33.7
Consumer electronic	55.8	24.9	46.6	27.1	9.2	19.7	8.2
Home office	18.7	8.4	14.4	8.4	4.3	29.6	18.9
Other	14.5	6.5	11.1	6.5	3.4	29.9	21.6
Product sales	203.5	90.9	156.0	90.9	47.5	30.4	17.6

Repair service agreement commissions	17.1	7.7	12.4	7.2	4.7	38.9	29.8
Service revenues	3.1	1.4	3.3	1.9	(0.2)	(5.8)
Total net sales	$223.7	100.0%	$171.7	100.0%	$52.0	30.3%	18.4%

The following provides a summary of items influencing the Company’s major product category performance during the quarter, compared to the prior-year period:

  Home appliance unit volume increased 10%. Laundry sales increased 26%, refrigeration sales were up 23% and cooking sales rose 20%;
  Furniture unit sales increased 47% and the average selling price was up slightly;
  Mattress unit volume increased 38% and average selling price was up 11%;
  Television sales rose 15%, with same store growth in units and average selling price; and
  Tablet sales increased 52% and computer sales were up 20%.

Retail gross margin was 38.3% for the quarter ended July 31, 2013, up from 34.1% in the prior-year quarter. Margins expanded in all product categories. Product margin on furniture and mattress sales rose 330 basis points from the prior-year period to 47.0% of sales. Furniture and mattress sales contributed 24.9% of the total product revenue in the current period and generated 35.3% of the total product gross profit.

Credit Segment Results

Revenues totaled $46.7 million in the current period, an increase of 31.5% over the prior-year quarter. The revenue growth was attributable to the increase in the average receivable portfolio balance outstanding. The customer portfolio balance equaled $843.1 million at July 31, 2013, increasing $181.3 million from a year ago. The portfolio interest and fee income yield was 17.9% for the quarter ended July 31, 2013, down 50 basis points from the prior-year period as a result of increased short-term, no-interest financing.

Provision for bad debts was $21.3 million for the quarter ended July 31, 2013, rising $9.3 million from the prior-year period. Additional provision was required for a 24.6% increase in the average receivable portfolio balance outstanding and deterioration in delinquency rates in June and July of the current year. The percentage of the customer portfolio balance greater than 60 days delinquent was 8.2% as of July 31, 2013, which compares to 7.5% a year ago and 6.7% as of April 30, 2013. The increase in delinquency resulted in approximately $5.9 million, or 28%, of the total provision for bad debts during the three months ended July 31, 2013. Collection operations performance improved in August with the early stage, 1 to 90 day, delinquency rate declining 160 basis points. As of August 31, 2013, 90-plus day delinquency was 6.3%, up 50 basis points from quarter end.

Additional information on the credit portfolio and its performance may be found in the table included within this press release and in the Company’s Form 10-Q for the quarter ended July 31, 2013 to be filed with the Securities and Exchange Commission.

Capital and Liquidity

The Company’s improved operating performance allowed it to internally fund a significant portion of the increase in its credit portfolio as well as invest in capital expenditures. As of July 31, 2013, the Company had $334.0 million of borrowings outstanding under its asset-based loan facility. Additionally, the Company had $225.2 million of immediately available borrowing capacity as of July 31, 2013, and an additional $24.5 million that could become available upon increases in eligible inventory and customer receivable balances under the borrowing base.

Outlook and Guidance

The Company reaffirms its earnings guidance for the fiscal year ending January 31, 2014 to diluted earnings per share of $2.50 to $2.65 on an adjusted basis. The following expectations were considered in developing the current guidance for the full year:

  Same stores sales up 15% to 20%;
  New store openings of between 10 and 12;
  Retail gross margin between 37.5% and 38.5%;
  An increase in the credit portfolio balance;
  Credit portfolio interest and fee yield of between 17.8% and 18.1%, reflecting a higher proportion of the portfolio balance represented by no-interest credit programs than in fiscal 2013;
  Credit segment provision for bad debts of between 8.5% and 9.0% of the average portfolio balance outstanding based on the same store sales and new store opening expectations presented above;
  Selling, general and administrative expense of between 28.0% and 29.0% of total revenues; and
  Diluted shares outstanding of approximately 37.0 million.

Conference Call Information

Conn’s, Inc. will host a conference call and audio webcast on Thursday, September 5, 2013, at 10:00 A.M. CT, to discuss its earnings and operating performance for the quarter. A link to the live webcast, which will be archived for one year, and slides to be referred to during the call will be available at ir.Conns.com. Participants can join the call by dialing 877-754-5302 or 678-894-3020.

About Conn’s, Inc.

Conn’s is a specialty retailer operating over 70 retail locations in Texas, Louisiana, Oklahoma, New Mexico and Arizona. The Company’s primary product categories include:

  Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
  Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;
  Consumer electronic, including LCD, LED, 3-D and plasma televisions, Blu-ray players, home theater and video game products, camcorders, digital cameras, and portable audio equipment; and
  Home office, including computers, tablets, printers and accessories.

Additionally, the Company offers a variety of products on a seasonal basis, including lawn and garden equipment, room air conditioners and outdoor furniture. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers, in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to continue existing or offer new customer financing programs; changes in the delinquency status of our credit portfolio; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores and the updating of existing stores; technological and market developments and sales trends for our major product offerings; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed in our SEC reports, including but not limited to, our Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions or update to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED STATEMENT OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Revenues
Total net sales	$223,712	$171,655	$433,160	$338,592
Finance charges and other	46,977	35,781	88,592	69,695
Total revenues	270,689	207,436	521,752	408,287
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	136,040	110,910	259,497	219,353
Cost of parts sold, including warehousing and occupancy costs	1,318	1,441	2,724	2,991
Selling, general and administrative expense	78,757	59,381	152,012	119,037
Provision for bad debts	21,382	12,204	35,319	21,389
Charges and credits	-	346	-	509
Total cost and expenses	237,497	184,282	449,552	363,279
Operating income	33,192	23,154	72,200	45,008
Interest expense	3,135	4,874	7,006	8,633
Other income, net	(32)	(6)	(38)	(102)
Income before income taxes	30,089	18,286	65,232	36,477
Provision for income taxes	10,927	6,680	23,894	13,315
Net income	$19,162	$11,606	$41,338	$23,162

Earnings per share:
Basic	$0.54	$0.36	$1.16	$0.72
Diluted	$0.52	$0.35	$1.13	$0.70
Average common shares outstanding:
Basic	35,777	32,404	35,549	32,304
Diluted	36,849	33,119	36,688	33,017

CONN'S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Revenues
Product sales	$203,463	$156,026	$394,323	$308,141
Repair service agreement commissions	17,166	12,355	33,155	23,747
Service revenues	3,083	3,274	5,682	6,704
Total net sales	223,712	171,655	433,160	338,592
Finance Charges and other	290	276	629	517
Total revenues	224,002	171,931	433,789	339,109
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	136,040	110,910	259,497	219,353
Cost of parts sold, including warehousing and occupancy costs	1,318	1,441	2,724	2,991
Selling, general and administrative expense	60,910	46,508	118,420	92,557
Provision for bad debts	72	189	186	401
Charges and credits	-	346	-	509
Total cost and expenses	198,340	159,394	380,827	315,811
Operating income	25,662	12,537	52,962	23,298
Other income, net	(32)	(6)	(38)	(102)
Income before income taxes	$25,694	$12,543	$53,000	$23,400

Retail gross margin	38.3%	34.1%	39.3%	33.9%
Selling, general and administrative expense as percent of revenues	27.2%	27.1%	27.3%	27.3%
Operating margin	11.5%	7.3%	12.2%	6.9%

Number of stores:
Beginning of period	70	65	68	65
Opened	2	1	4	1
Closed	-	(1)	-	(1)
End of period	72	65	72	65

CONN'S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Revenues
Finance charges and other	$46,687	$35,505	$87,963	$69,178
Cost and expenses
Selling, general and administrative expense	17,847	12,873	33,592	26,480
Provision for bad debts	21,310	12,015	35,133	20,988
Total cost and expenses	39,157	24,888	68,725	47,468
Operating income	7,530	10,617	19,238	21,710
Interest expense	3,135	4,874	7,006	8,633
Income before income taxes	$4,395	$5,743	$12,232	$13,077

Selling, general and administrative expense as percent of revenues	38.2%	36.3%	38.2%	38.3%
Operating margin	16.1%	29.9%	21.9%	31.4%

MANAGED CUSTOMER RECEIVABLE PORTFOLIO STATISTICS
(dollars in thousands, except average outstanding balance per account)

			July 31,
			2013	2012

Total outstanding balance			$843,071	$661,740
Weighted average credit score of outstanding balances			595	602
Number of active accounts			519,867	460,675
Average outstanding customer balance			$1,622	$1,436
Balance 60+ days delinquent			$69,158	$49,763
Percent 60+ days delinquent			8.2%	7.5%
Percent of portfolio re-aged			10.8%	10.7%

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Data for the periods ended:
Weighted average origination credit score of sales financed	601	615	601	615
Weighted average monthly payment rate	5.2%	5.2%	5.7%	5.7%
Interest and fee income yield, annualized	17.9%	18.4%	17.9%	18.2%
Percent of bad debt charge-offs (net of recoveries) to average outstanding balance, annualized	7.0%	8.4%	6.6%	8.5%
Percent of sales paid for by payment option:
In-house financing, including down payment received	76.8%	69.4%	75.4%	68.1%
Third-party financing	12.2%	15.8%	12.0%	14.2%
Third-party rent-to-own options	2.5%	3.2%	3.1%	3.5%
Total	91.5%	88.4%	90.5%	85.8%

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED BALANCE SHEET
(unaudited)
(in thousands)

	July 31,	January 31,
	2013	2013
Assets
Current Assets
Cash and cash equivalents	$3,799	$3,849
Customer accounts receivable, net	428,083	378,050
Other accounts receivable, net	38,573	45,759
Inventories	90,561	73,685
Deferred income taxes	16,910	15,302
Prepaid expenses and other assets	13,101	11,599
Total current assets	591,027	528,244
Long-term customer accounts receivable, net	352,134	313,011
Property and equipment, net	60,685	46,994
Deferred income taxes	10,976	11,579
Other assets, net	8,638	10,029
Total Assets	$1,023,460	$909,857

Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt	$385	$32,526
Accounts payable	81,249	69,608
Accrued compensation and related expenses	9,056	8,780
Other current liabilities	42,740	40,249
Total current liabilities	133,430	151,163
Long-term debt	334,298	262,531
Other long-term liabilities	23,512	21,713
Stockholders' equity	532,220	474,450
Total liabilities and stockholders' equity	$1,023,460	$909,857

CONTACT:
Conn’s, Inc.
Chief Financial Officer and Treasurer
Brian Taylor, 936-230-5899
or
Investors:
S.M. Berger & Company
Andrew Berger, 216-464-6400